UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2010

GOLDEN CENTURY RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Delaware	000-52842	98-0466250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1200, 1000 N. West St, Wilmington, Delaware 19801
(Address of principal executive offices and Zip Code)

(302) 295-4937
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2010, we entered into six lock up agreements with six shareholders whereby the shareholders will not, without prior written consents, trade their shares of our company for a period of one year from the date of agreements, or one day after the day that the common shares of Golden Century shall have completed trading at $5.00 or higher based on a 20 day volume weighted average trading price on the TSX-V (or any other North American stock exchange where the common shares of Golden Century are listed for trading).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	February 26, 2010 Lockup Agreement with Au Chi Shung and Mo You Yu
10.2	February 26, 2010 Lockup Agreement with Au Chi Shung and Yun Zhi Lu
10.3	February 26, 2010 Lockup Agreement with Au Chi Shung and Golden Century Resources Limited (BVI)
10.4	February 26, 2010 Lockup Agreement with Au Chi Shung and Hong Yang
10.5	February 26, 2010 Lockup Agreement with Au Chi Shung and Thomas Braun
10.6	February 26, 2010 Lockup Agreement with Au Chi Shung and Jiyong Yang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CENTURY RESOURCES LIMITED

By:

/s/: David Lee
David Lee
President,
March 12, 2010